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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 16, 2000, relating to the statement of changes in net assets and the financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of The OFFIT Variable Insurance Fund, Inc., which is incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

Philadelphia, PA
April 19, 2001